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                                                                   EXHIBIT 10.2


                -----------------------------------------------



                              (1) MELITA HOUSE INC

                           (2) MELITA EUROPE LIMITED


                                     LEASE

                                     - of -

                          MELITA HOUSE 124 BRIDGE ROAD
                                CHERTSEY SURREY








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                                  PARTICULARS
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1.       DATE OF THIS DEED               1999
-------------------------------------------------------------------------------

2.       LEASE OR UNDERLEASE             LEASE
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3.                                       LANDLORD MELITA HOUSE INCORPORATED
                                         whose registered office is at
                                         5051 Peachtree Corners Circle Norcross
                                         Georgia 30092 USA and whose address
                                         for service within the United Kingdom
                                         is c/o Radcliffes 5 Great College
                                         Street London SW1P 3SJ
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4.       TENANT                          MELITA  EUROPE  LIMITED  whose
                                         registered  office  is at
                                         253 Burlington Road
                                         New Malden  Surrey KT3 4NE
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5.       DEMISED PREMISES                ALL  THAT  land  and  buildings known
                                         as Melita House 124 Bridge Road
                                         Chertsey  Surrey
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6.       DATE OF COMMENCEMENT
         OF TERM                         15th August 1999
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7.       LENGTH OF TERM                  15 YEARS
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8.       EXPIRY OF TERM                  14th August 2014
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9.       RENT(S)                         Three hundred and fifty thousand pounds
                                         ((pound)350,000) per annum
                                         exclusive subject to review
-------------------------------------------------------------------------------

10.      RENT COMMENCEMENT
         DATE                            1st December 1999
-------------------------------------------------------------------------------

11.      INSURANCE RENT
         COMMENCEMENT DATE               15th August 1999
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-------------------------------------------------------------------------------

12.      RENT REVIEW DATE(S)             Every fifth  anniversary of the Date
                                         of Commencement of the Term and the
                                         date set out in Paragraph 9 of these
                                         Particulars
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13.      SPECIFIED USER                  Office use within Class B1 of the Town
                                         and Country Planning (Use Classes)
                                         Order 1987 (as enacted at the date
                                         hereof)
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14.      INITIAL EXTERNAL                3 years from date of this Lease
         DECORATION YEAR
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15.      INITIAL INTERNAL                3 years from date of this Lease
         DECORATION YEAR
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                                     INDEX


CLAUSE                                   SUBJECT

Particulars                              Tenancy details
1                                        Definitions
2                                        Inclusion of Particulars
3                                        Demise and Rents
4                                        Tenant's Covenants
         4.1                             Rents
         4.2                             Outgoings
         4.3                             General Repairs
         4.4                             Internal Decoration
         4.5                             External Decoration
         4.6                             Upkeep
         4.7                             Entry
         4.8                             Remedy lack of repair etc
         4.9                             Not to erect any other building
         4.10                            Alterations
         4.11                            General User
         4.12                            User
         4.13                            Display of Notices
         4.14                            Masts and Wires
         4.15                            Obstruction of Common Areas
         4.16                            Vitiation of Insurance etc
         4.17                            Statutory Requirements
         4.18                            Notices
         4.19                            Alienation
         4.20                            New Guarantor
         4.21                            To remedy breaches of underlessees
         4.22                            To give notice
         4.23                            Payment of Fees
         4.24                            Town and Country Planning Acts
         4.25                            Fire Fighting Equipment etc
         4.26                            Boards
         4.27                            Not to accumulate rubbish
         4.28                            Not to obstruct windows


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         4.29                            Emergency warning systems
         4.30                            Rating Surveyor
         4.31                            Defective Premises Act
         4.32                            Repayment of Costs
         4.33                            To indemnify Landlord
         4.34                            To observe covenants
         4.35                            Yielding up
         4.36                            VAT
         4.37                            Payment of Costs
         4.38                            Interest on unpaid and other moneys
         4.39                            Construction (Design & Management)
                                         Regulations 1994
5                                        Landlord's Covenants
         5.1                             Quiet Enjoyment
         5.2                             Insurance
6                                        Provisos
         6.1                             Re-entry
         6.2                             Remedies
         6.3                             Service of Notices
         6.4                             Planning Restrictions
         6.5                             Tenant's Acknowledgement
         6.6                             Exclusion of Compensation
         6.7                             Disputes
         6.8                             Cesser of Rent
         6.9                             Waiver
         6.10                            No liability in damages
         6.11                            Exclusion of Rights not Granted
         6.12                            Tenant's possessions
         6.13                            Statutory Compensation
         6.14                            Enforcement of Landlord's Covenants
         6.15                            Determination by Tenant
7                                        Covenants by Surety
FIRST SCHEDULE                           Provisions for Rent Review
SECOND SCHEDULE                          Matters to which the demise is subject
THIRD SCHEDULE                           Authorised Guarantee Agreement


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THIS LEASE is made on the date stated in the Particulars

BETWEEN

(1)      the Landlord specified in the Particulars (hereinafter called "the
         Landlord")

(2)      the Tenant specified in the Particulars (hereinafter called "the
         Tenant") and

(3) the Surety (if any) specified in the Particulars (hereinafter called "the Surety")

NOW THIS DEED WITNESSETH as follows:-

1        DEFINITIONS

1.1 In this Deed the following expressions shall have where the context so admits the following meanings respectively:-

         "the Act"                       The Landlord and Tenant (Covenants)
                                         Act 1995

         "the Contractual Term"          The term described in Paragraphs 7, 8
                                         and 9 of the Particulars

         "the Demised Premises"          The land and premises  described in the
                                         Particulars the freehold of which is
                                         registered at HM Land Registry with
                                         Title Absolute under Title No SY331943
                                         and each and every part of the interior
                                         and exterior thereof together with the
                                         appurtenances thereto and any building
                                         now or hereafter erected thereon or on
                                         any part thereof including (a) fire
                                         fighting or prevention equipment within
                                         the Demised Premises window furniture
                                         door furniture carpeting heating
                                         ventilating gas water and electrical
                                         installations boilers walls fences
                                         drains cables conduits accessways
                                         forecourts parking areas landscaped
                                         areas and service areas and (b) all
                                         additions alterations and improvements
                                         thereto and all Landlord's fixtures and
                                         fittings and plant machinery and
                                         equipment now or hereafter in or about
                                         or exclusively serving the same

         "the Insured Risks"             Fire storm flood earthquake tempest
                                         (including lightning) explosion impact
                                         and (in peacetime) aircraft and other


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                                         aerial devices and articles dropped
                                         therefrom burst water pipes and tanks
                                         riot and civil commotion malicious
                                         damage public liability and any
                                         liability and costs arising in respect
                                         of any notice claim or demand made by
                                         any person by reason of the provisions
                                         of the Defective Premises Act 1972 and
                                         such other risks or liability
                                         (including acts of terrorism) against
                                         which the Landlord may from time to
                                         time in its absolute discretion deem
                                         it necessary to insure

         "loss of rent"                  The loss of rents  payable in respect
                                         of the Demised Premises for such period
                                         (being not less than three years) as
                                         may reasonably be required by the
                                         Landlord from time to time having
                                         regard to the likely period required
                                         for reinstatement of the Demised
                                         Premises in the event of total
                                         destruction in an amount which would
                                         take into account potential increases
                                         of rent in accordance with the Rent
                                         Review provisions contained in this
                                         lease

         "the Particulars"               The details and descriptions appearing
                                         in the pages which precede this page
                                         and comprising part of this Deed

         "the Planning Acts"             The Town and Country Planning Act 1990
                                         the Local Government Planning and Land
                                         Act 1980 the Planning (Hazardous
                                         Substances) Act 1990 the Planning
                                         (Listed Buildings and Conservation
                                         Areas) Act 1990 the Planning
                                         (Consequential Provisions) Act 1990 the
                                         Planning and Compensation Act 1991 and
                                         any statute for the time being in force
                                         of a similar nature or any laws or
`                                        regulations intended to control or
                                         regulate the construction demolition
                                         alteration or change of use of land or
                                         buildings

         "the Prescribed Rate"           Four per centum per annum above the
                                         base rate of Lloyds TSB Bank Plc from
                                         time to time (or if the same shall
                                         become incapable of determination such
                                         rate of interest as the Landlord may
                                         reasonably specify in


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                                         substitution therefor) compounded with
                                         rests on the usual quarter days such
                                         rate to apply as well after as before
                                         any judgment

         "Requisite Notice"              A notice in writing to the Tenant
                                         forty-eight hours before any entry is
                                         made on the Demised Premises or any
                                         part thereof PROVIDED THAT in case of
                                         an emergency no notice shall be
                                         required

         "the Surveyor"                  Any chartered surveyor appointed by the
                                         Landlord (including an employee of the
                                         Landlord or of a company being a member
                                         of the same group of companies as the
                                         Landlord within the meaning of Section
                                         42 of the Landlord and Tenant Act)

         "the Term"                      The term described in Paragraphs 7, 8
                                         and 9 of the Particulars including the
                                         period of any holding over or any
                                         extension or continuance thereof
                                         whether by statute or at common law

         "the Termination Date"          The date of expiration or sooner
                                         determination  of  the  Term
                                         (howsoever occurring)

         "VAT" Value Added Tax and any imposition or levy of a like nature together with any interest or penalty payable in respect of such VAT chargeable under the Value Added Tax Act 1984 or under the Sixth Council Directive of the Council of the European Communities (77/388/EC) or any identical or substantially similar tax which may replace such Value Added Tax and in relation to VAT "supplies" includes anything on which VAT is chargeable

INTERPRETATION

1.2      In this Lease

         1.2.1 Where the context so admits words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine gender and


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                  words importing the singular number only include the plural number and vice versa and where there are two or more individuals included in the expressions "the Tenant" or "the Surety" covenants herein expressed to be made by them shall be deemed to be made by such persons jointly and severally

         1.2.2 The expression "the Landlord" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term "the Tenant" shall include the Tenant's successors in title and the expressions "the Tenant" and "the Surety" shall include if they are individuals their respective personal representatives

         1.2.3 Each covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not to permit or suffer that act or thing to be done and to use all reasonable endeavours to prevent that act or thing being done by another person

         1.2.4 Where the Landlord has the right or obligation to serve a notice demand or certificate or to enter the Demised Premises for any purpose such right or obligation may be exercised by the Surveyor or agent authorised to act on the Landlord's behalf and (in the case of entry) if appropriate with workmen materials and equipment

         1.2.5 Any reference to a statute or any enactment shall (except where the context does not allow) include any statutory extension or modification or re-enactment or amendment of such statute or enactment and any instruments regulations permissions directions or orders made issued or given thereunder or deriving validity therefrom

         1.2.6 The expression "any enactment" includes any and every Act of Parliament already or hereafter to be passed and also any and every notice direction order regulation bye-law rule condition code of practice circular and guidance notes already or hereafter to be made under or in pursuance of or deriving effect from any such Act or prescribed or required by any public local or other authority or issued by any competent authority exercising powers under statute or Royal Charter

         1.2.7 References to any right exercisable by the Landlord shall where the context so admits include the exercise of such right by any superior lessor and all persons authorised by the Landlord or any superior lessor


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HEADINGS

1.3      The paragraph headings shall not affect the interpretation hereof

2        INCLUSION OF PARTICULARS

In this Lease the details and descriptions appearing in the Particulars shall be included in this Lease and form part of this Lease

3        DEMISE AND RENTS

The Landlord HEREBY DEMISES to the Tenant ALL THOSE the Demised Premises TO HOLD the Demised Premises unto the Tenant for the Term SUBJECT to all rights easements quasi-easements privileges restrictions covenants liabilities and stipulations of whatever nature appertaining to or affecting the Demised Premises and FURTHER SUBJECT to the matters referred to in the Second Schedule hereto YIELDING AND PAYING therefor yearly and proportionately for any fraction of a year


3.1 FIRST in respect of the period commencing on the Rent Commencement Date until the first Rent Review Date the Rent and during the remainder of the Term such other rent as may become payable under the provisions of the First Schedule hereto such sums to be paid by equal payments in advance on the usual quarter days in every year without any deduction the first such payment to be made on the Rent Commencement Date for the period from the Rent Commencement Date to the quarter day following

3.2 SECONDLY by way of further rent a yearly sum equal to the premium or premiums for insuring and keeping insured the Demised Premises excluding plate glass therein against:-

         3.2.1 loss or damage by the Insured Risks in such sum (including the cost of shoring demolition site clearance and similar expenses and Architects' Surveyors' and other professional fees and incidental expenses) as shall in the opinion of the Landlord represent the reinstatement value thereof with due allowance for inflation

         3.2.2 public liability of the Landlord arising out of or in connection with any accident explosion collapse breakdown or other incident involving or relating to the Demised Premises or any part thereof and

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         3.2.3    loss of rent

         Such further rent to be payable on demand and the first payment to be in respect of the period commencing on the Insurance Rent Commencement Date up to the date of renewal of the premium concerned

3.3 THIRDLY by way of further rent all sums due to the Landlord under the provisions of this Lease including all VAT payable hereunder (if any)

4        TENANT'S COVENANTS

The Tenant HEREBY COVENANTS with the Landlord:-

4.1      RENTS

         To pay the yearly rents hereinbefore reserved at the times and in the manner at and in which the same are respectively hereinbefore reserved and made payable together with VAT (if any) thereon and without any deduction (and all rights of set off whether equitable or otherwise are hereby excluded)

4.2      OUTGOINGS

         4.2.1 To pay bear and discharge and perform all existing and future rates taxes duties charges assessments impositions and outgoings and obligations whatsoever (whether parliamentary parochial local national or any other description and whether or not of a capital revenue or non-recurring nature and even though of a wholly novel character) which now are or may at any time hereafter during the Term be charged rated levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof and to pay bear and discharge the proportion properly attributable to the Demised Premises of any such outgoings as may be charged levied assessed or imposed upon any premises of which the Demised Premises form part (such proportion to be determined by the Surveyor whose decisions shall be conclusive) except any tax payable in respect of any dealing by the Landlord with its reversionary interest

         4.2.2 If the Landlord shall suffer any loss of rating relief which would have been applicable to the Demised Premises after the Termination Date by reason of


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                  such relief being allowed to the Tenant or any other person in respect of any period prior to the Termination Date to indemnify the Landlord against such loss

         4.2.3 To pay for all gas water and electricity consumed and all telephone telex and similar services used on the Demised Premises during the Term (including all charges for hire of meters in respect thereof) and to observe and perform at the Tenant's expense all present and future regulations and requirements of the gas and electricity and water and telecommunication supply authorities concerning the installation and use of services in the Demised Premises

4.3      GENERAL REPAIRS

         4.3.1 To put and from time to time and at all times during the Term to keep the whole of the Demised Premises in good and substantial repair and condition (damage by any of the Insured Risks excepted unless payment of the insurance moneys shall be withheld in whole or in part by reason solely or in part of any act or default of the Tenant its servants agents or licensees) and if at any time during the Term whether by reason of age or state of dilapidation or by reason of any original or inherent defect (whether latent or apparent) or any requirement of any competent authority it shall become necessary or expedient for the purposes of putting or keeping any building from time to time comprising the Demised Premises or any part thereof in good and substantial repair and condition to reinstate renew and rebuild such building or any part thereof then the Tenant shall at its own cost and with all practical speed and under the direction and to the reasonable satisfaction of the Surveyor and in accordance with plans and specifications to be previously approved by the Landlord in writing carry out such reinstatement renewal and rebuilding

         4.3.2 To repair renew and replace from time to time with others of modern and up to date design all Landlord's fixtures and fittings plant machinery or equipment in and upon the Demised Premises which may become obsolete or unusable or beyond repair at any time during the Term or at the Termination Date

         4.3.3 To procure that the lifts boilers central heating air conditioning apparatus and fire fighting equipment from time to time in and about the Demised Premises


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                  are properly and regularly serviced maintained and tested in accordance with current statutory requirements by qualified persons approved by the Landlord (such approval not to be unreasonably withheld)

4.4      INTERNAL DECORATION

         Without prejudice to the generality of the foregoing covenants during the Initial Internal Decoration Year and thereafter at least once in every five years of the Term calculated from the Initial Internal Decoration Year and also in the last three months thereof whether determined by effluxion of time or otherwise to paint french polish or otherwise treat as the case may be all internal surfaces usually or requiring to be so treated of the Demised Premises having first prepared such surfaces by stripping off stopping and priming as may be necessary and to wash down all washable surfaces and to grain marble or varnish any parts so treated all decorations being carried out with high quality materials and where painting is involved two coats being applied in addition to the priming coat such decoration in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may require

4.5      EXTERNAL DECORATION

         Without prejudice to the generality of the foregoing covenants during the Initial External Decoration Year and thereafter at least once in every five years of the Term calculated from the Initial External Decoration Year and also in the last three months thereof whether determined by effluxion of time or otherwise to paint french polish or otherwise treat as the case may be all external surfaces usually or requiring to be so treated of the Demised Premises having first prepared such surfaces by stripping off stopping and priming as may be necessary and to wash down all washable surfaces and to grain marble or varnish any parts so treated all decorations being carried out with high quality external materials and where painting is involved two coats being applied in addition to the priming coat and in the case of specialist finishes by washing and treating in accordance with the manufacturers' recommendations such decoration in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may require

4.6      UPKEEP

         4.6.1 To cleanse and maintain and to keep cleansed and maintained and free from obstruction all gutters sewers drains and water and waste-pipes and ducts belonging to the Demised Premises

         4.6.2 As often as the Landlord may reasonably consider necessary to clean and treat in an appropriate manner to the reasonable satisfaction of the Surveyor all materials surfaces and finishes of the interior and the exterior of the Demised Premises which ought normally to be so cleaned and treated in accordance with the manufacturers' recommendations and in particular (but without prejudice to the generality of the foregoing) all wood plastic metal stonework cladding and concrete and to wash all surfaces requiring to be washed

         4.6.3 At all times during the Term to keep the Demised Premises (including such part (if any) as shall not be built upon) in a clean and tidy condition throughout and clear of all rubbish and refuse and not to use such part of the Demised Premises as remain open or unbuilt upon for storage or stacking and to keep the gardens and grounds and all trees shrubs and hedging (if any) therein in good order and condition and tended fed cultivated and pruned or trimmed to a good standard and to replace all losses (if necessary by replanting) and to cultivate the gardens and keep the soil in good heart fertile and free from weeds and to keep the drives and paths in good order and condition and free from weeds and to keep the lawns properly mown trimmed rolled and fed and not to remove or except in the proper course of cultivation and management cut or lop any trees shrubs bushes or hedging

         4.6.4 To keep all windows and skylights and all the glass in the entrance doors of the Demised Premises properly glazed and as to such of the same as are glazed with plate glass to keep the same glazed with glass of the same type and pattern and to clean the inside and outside of all the glass in the entrance doors at least once every week and in the remainder of the Demised Premises at least once every month

         4.6.5 To maintain in good and tenantable repair the concrete paviors and the tarmacadam in the parking areas at the Demised Premises and to professionally clean or (if such cleaning is not successful) replace any concrete paviors which become oil stained

         4.6.6 Whenever necessary to repaint the marking lines in the parking areas at the Demised Premises

4.7      ENTRY

         To permit the Landlord and its agents and the Surveyor with or without workmen and others and appliances at all reasonable times during the Term upon Requisite Notice to enter upon the Demised Premises and to remain there for such period as shall be necessary:

         4.7.1 To take schedules or inventories of the fixtures and fittings plant and machinery belonging to the Landlord or to be yielded up at the Termination Date

         4.7.2 To enter and execute any repairs decorations or other works upon or to any adjoining or neighbouring premises or to carry out any repairs decorations or other works which the Landlord must or may carry out under the provisions of this Lease upon or to the Demised Premises or to cleanse or empty or renew the sewers drains and gutters belonging to the same or to construct any building or erection on any land adjoining or neighbouring the Demised Premises all damage occasioned thereby to the Demised Premises being made good as soon as reasonably possible and causing as little interference as possible to the Tenant's business

         4.7.3 To exercise any rights excepted and reserved to the Landlord and for any other purpose connected with the interest of the Landlord in the Demised Premises or its disposal charge or demise

         4.7.4    To view the state and condition of the Demised Premises

4.8      REMEDY LACK OF REPAIR ETC

         4.8.1 Forthwith to commence to repair and make good all defects wants of reparation and breaches of covenants for which the Tenant is liable hereunder of which notice shall be given by the Landlord in writing to the Tenant and thereafter diligently to proceed to repair and to make good the same according to such notice and the covenants in that behalf herein contained to the reasonable satisfaction of the Surveyor

         4.8.2 If the Tenant shall fail within 14 days of such notice or such shorter period as shall be appropriate in case of emergency to commence and then to continue diligently and expeditiously to comply with such notice in all respects or if the

                  Tenant shall at any time make default in the performance of any of the covenants herein contained for or relating to the repair decoration or maintenance of the Demised Premises it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Landlord its agents servants and workmen to enter upon the Demised Premises and to carry out or cause to be carried out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred in relation thereto shall be paid by the Tenant to the Landlord on demand

4.9      NOT TO ERECT ANY OTHER BUILDING

         Not to erect any new building or new structure of any kind at any time upon the Demised Premises or any part thereof

4.10     ALTERATIONS

         4.10.1   Not at any time during the Term:-

                  4.10.1.1 to commit any waste

                  4.10.1.2 to erect or build any additional or substituted
                           erection or building whatsoever

                  4.10.1.3 to alter or change the construction height elevation or external architectural appearance of the Demised Premises or any part thereof

                  4.10.1.4 to alter or cut in any way any of the principal or loadbearing walls or floors of the Demised Premises

                  4.10.1.5 to make any structural alterations of or to the
                           Demised Premises

         4.10.2 (Without prejudice to the absolute prohibitions contained in Clauses 4.9 and 4.10.1) not to make any internal non-structural alteration to the Demised Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed subject to the Tenant:-

                  4.10.2.1 obtaining and complying with all necessary consents of any competent authority

                  4.10.2.2 paying all charges of any competent authority in
                           respect of those consents

                  4.10.2.3 making an application to the Landlord describing the proposed alteration on drawings and where appropriate a specification in duplicate

                  4.10.2.4 at the Termination Date (if and to the extent
                           required by the Landlord) reinstating the Demised Premises to the same condition as they were in at the grant of this lease

                  4.10.2.5 entering into such other covenants as the Landlord may require as to the execution insurance and reinstatement of the works

                  4.10.2.6 complying with all conditions regulations bye-laws and other matters prescribed by any competent authority either generally or specifically in respect thereof

                  4.10.2.7 carrying out such works at the Tenant's own expense in a good and workmanlike manner strictly in accordance with all conditions regulations and other matters prescribed by the insurers to the reasonable satisfaction of the Landlord

                  4.10.2.8 not causing any nuisance or annoyance to any other tenant of the Landlord or to the owners or occupiers of any neighbouring premises

         4.10.3 (Without prejudice to the absolute prohibitions contained in Clauses 4.9 and 4.10.1) the Tenant may install alter and remove demountable non-structural partitions in the Demised Premises without the prior written consent of the Landlord on the following conditions:-

                  4.10.3.1 the provisions of Clauses 4.10.2.1 to 4.10.2.2,
                           4.10.2.4 and 4.10.2.6 to 4.10.2.8 (inclusive) are
                           complied with

                  4.10.3.2 the Tenant shall give the Landlord not less than 28 days' prior written notice of the intended installation or removal of such partitions and a plan showing the changes

                  4.10.3.3 the Tenant shall not remove any demountable
                           partitions erected by the Landlord without the Landlord's prior written consent

         4.10.4 Before commencing any permitted alterations to produce to the Landlord all such notices permissions consents licences and other documents relating thereto together with copies for retention by the Landlord

         4.10.5 To allow the Landlord at all reasonable times to enter upon the Demised Premises both for the purposes of seeing that no unauthorised erections additions or alterations have been made and for the purposes of seeing that authorised alterations are carried out in accordance with any consent given hereunder and any permission granted by the competent authority

         4.10.6 Not to make any alterations or additions to the electrical gas water sanitary or ventilation installations of the Demised Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld) and to procure that all such alterations or additions are carried out by suitably qualified and skilled persons in accordance with regulations and standards of the relevant supply authority and not to interfere with or otherwise cause access to any pipes wires cables optic fibres drains sewers watercourses conduits or other conducting media which now are or may hereafter be in or through the Demised Premises to be or become more difficult than the case now is

         4.10.7 To carry out and complete the work involved in any fitting out of the Demised Premises and all alterations to the Demised Premises in accordance with the terms of all consents with materials of suitable good quality in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord

         4.10.8 On completion of the installation of anything which shall become part of the Demised Premises forthwith to give to the Landlord written notice of the same stating the full cost of reinstatement thereof

         4.10.9 If the Tenant or any other occupier of the Demised Premises shall carry out any building work alterations excavation change of use or any other development on or to the Demised Premises to indemnify the Landlord against all liability whether immediate or consequential for any tax levy imposition or change of whatsoever nature for which the Landlord may be or become liable as a result of the same and also against any further liability to tax flowing from this indemnity or any payment pursuant to it and to repay to the Landlord on demand the amount thereof

         4.10.10 At the Tenant's own expense to remove on demand any alterations or additions made in contravention of this clause or in respect of which the permission of the Landlord or any competent authority is withdrawn or lapses and to comply with every order or such authority requiring the removal or demolition of or other work in connection with such alterations or additions and in all such cases to make good all damage caused by such removal demolition or other work and to restore all parts of the Demised Premises affected thereby to a good and substantial condition and properly decorated to the satisfaction of the Landlord

4.11     GENERAL USER

         4.11.1 Not to do or permit or suffer to be done or remain upon the Demised Premises or any part thereof anything which may be or become a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of any property in the neighbourhood or which may produce noise audible outside the Demised Premises

         4.11.2 Not to use or permit or suffer the Demised Premises or any part thereof to be used for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose and no sale by auction shall take place thereon

         4.11.3 Not to allow rubbish of any description to accumulate upon the Demised Premises nor to discharge or permit or suffer to be discharged into any pipe or drain serving the Demised Premises or any other property any oil grease or other deleterious matter or any substance which might stop up or obstruct or be or become a source of danger or injury to the drainage system of the Demised Premises or any such other property or any parts thereof

         4.11.4 Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the Demised Premises

         4.11.5 Not to overload or permit or suffer to be overloaded the floors roofs or structures of the Demised Premises or permit or suffer the same to be used in any manner which will cause the same to be subject to any strains beyond that which they are designed to bear

         4.11.6 Not to permit or suffer to be done or to be present upon the Demised Premises any activity process thing or source which will or might reasonably be expected to produce directly or indirectly moisture or humidity in excess of that which is reasonably and usually found in a building used for the purposes for which the Demised Premises are to be used hereunder or corrosive fumes or vapours or heat in excess of Twenty-five degrees centigrade

         4.11.7 Not to have or keep upon the Demised Premises or any part thereof any substance of an explosive or of an especially inflammable or dangerous nature or such as might increase the risk of fire or explosion or which might attack or in any way injure by percolation corrosion or otherwise the Demised Premises or the keeping or using whereof may contravene any statute or local regulation or bye-law and not to house or operate or permit to be housed or operated in or upon the Demised Premises or any part thereof any engine or machinery of any kind other than such as does not cause any vibration or noise or is unlikely to become a nuisance annoyance or disturbance to any tenants or occupiers of any adjoining or neighbouring premises

4.12     USER

         4.12.1 At all times during the Term to use the Demised Premises for the Specified User or for such other use within Class B.1 of the Town and Country Planning (Use Classes) Order 1987 (as enacted at the date hereof) to which the Landlord shall consent (such consent not to be unreasonably withheld)

         4.12.2   Not to permit or suffer the Demised Premises to remain vacant

         4.12.3 Not to leave the Demised Premises continuously unoccupied without providing security and caretaking arrangements approved by the Landlord such approval not to be unreasonably withheld

4.13     DISPLAY OF NOTICES

         Not to attach or display or affix any figure letter pole flag signboard advertisement inscription bill placard or sign whatsoever in on or to the Demised Premises or the windows thereof so as to be seen from the exterior without the previous written consent of the Landlord which shall not be unreasonably withheld in respect of a sign on the fascia stating the Tenant's name and business or profession (such sign if the Landlord so requires to be removed and any damage caused thereby made good by the Tenant at the end or sooner determination of the Term)

4.14     MASTS AND WIRES

         Not to erect or affix any satellite dishes poles masts or wires on the exterior of the Demised Premises (whether in connection with communications or television apparatus or otherwise)

4.15     OBSTRUCTION OF COMMON AREAS

         Not to damage or obstruct any road forecourt or other area leading to or giving access to the Demised Premises or over which the Tenant is hereby granted rights of access or use nor to use the same in such manner as to cause in the opinion of the Landlord any nuisance damage or annoyance

4.16     VITIATION OF INSURANCE ETC

         4.16.1 Not to do or omit anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Demised Premises or any adjoining or neighbouring premises of the Landlord against any risk may become void or voidable or whereby the rate of premium thereon may be increased

         4.16.2 At all times to comply with all the requirements and recommendation of any insurers of the Demised Premises

                  4.16.3.1 Not to effect or permit or suffer to be effected by any other person any insurance against any of the Insured Risks in respect of or relating to the Demised Premises

                  4.16.3.2 To pay to the Landlord any insurance monies received by the Tenant in respect of any claim under any insurance policy effected in breach of Clause 4.16.3.1

         4.16.4 Forthwith upon the happening of any event or thing against which insurance has been effected by the Landlord or under the provisions hereinafter contained to give notice thereof to the Landlord

         4.16.5 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant its servants agents or licensees then and in every such case the Tenant will forthwith pay to the Landlord the whole of such irrecoverable insurance money

         4.16.6 To pay to the Landlord the amount of any excess which is irrecoverable on the occasion of any claim made under any insurance effected by the Landlord under the terms of this Lease

4.17     STATUTORY REQUIREMENTS

         4.17.1 At all times during the Term at the Tenant's own expense to observe and comply in all respects with the provisions and requirements of any and every enactment and to execute all works and provide and maintain all arrangements so far as they relate to or affect the Demised Premises or the landlord or the tenant thereof or any additions or improvements thereto or the user thereof for any purposes or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof whether such compliance or such works or such arrangements are required to be carried out by the owner or any occupier or any other person


         4.17.2 Not at any time to do or omit to do on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any fine levy penalty damages compensation costs charges or expenses

         4.17.3 To obtain all licences permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any enactment in respect of any works carried out on the Demised Premises or of any user thereof or of the employment of any persons therein

4.18     NOTICES

         Immediately on receipt of any permission notice order or proposal for a notice or order relevant to the Demised Premises or to the use or condition thereof made given or issued to the Tenant or the occupier of the Demised Premises by any competent authority to give a copy thereof to the Landlord and without delay to take all reasonable or necessary steps to comply therewith and also at the request of the Landlord to make or join with the Landlord in making such objections and representations against or in respect of any such notice order or proposal as the Landlord shall deem expedient

4.19     ALIENATION

         4.19.1 Not to assign or charge or hold on trust for any other person or corporation any part or parts (as distinct from the whole) of the Demised Premises

         4.19.2 Not to charge underlet part with or share the possession or occupation of part of the Demised Premises other than by way of an underletting of a "Permitted Part" being an underletting which comprises the entirety of one or more floors of the Demised Premises (excluding from any such underletting such parts of a floor as may be used in common with other parts of the Demised Premises) so that there are no more than four underlettings in respect of the whole of the Demised Premises subsisting at any one time and each underlease complies with the following provisions of this Clause 4.19

         4.19.3 Not to part with or share possession of or hold on trust for any other person or corporation the whole of the Demised Premises or permit any company or person to occupy the same save by way of an assignment of this Lease or an underlease of the whole of the Demised Premises or an underlease of a Permitted Part which in each case complies with the following provisions of this Clause 4.19

         4.19.4   Not to assign the Demised Premises

                  4.19.4.1 without procuring if so required by the Landlord on any assignment of the Demised Premises that the assignee enters into a covenant with the Landlord to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Lease until the next assignment of this Lease which is not an excluded assignment as defined in Section 11 of the Landlord and Tenant (Covenants) Act 1995 (referred to as "the Act" in this Sub-clause 4.19) and further if the Landlord shall in its absolute discretion so require without obtaining a guarantor or guarantors reasonably acceptable to the Landlord who shall covenant with the Landlord in the terms set out in Clause 7 of this Lease

                  4.19.4.2 without entering into an authorised guarantee
                           agreement for the purposes of the Act in the form set out in the Third Schedule hereto and further if the Landlord shall reasonably so require without procuring that any guarantor for the Tenant under this Lease covenants with the Landlord in such terms as the Landlord shall reasonably require for the purpose of guaranteeing the performance by the Tenant of its obligations under the authorised guarantee agreement


                  4.19.4.3 without procuring that the proposed assignee if
                           reasonably required by the Landlord has deposited with the Landlord such sum as the Landlord reasonably requires as security for the performance by the assignee of its obligations under this Lease

         4.19.5 Not to underlet the whole of the Demised Premises or a Permitted Part nor to permit the creation of any derivative underlease on payment of a fine or a premium (whether given or taken) nor at a rent less than the open market rent as defined in the First Schedule at the time of such underlease of the Demised Premises or the Permitted Part

         4.19.6 Not to underlet the whole of the Demised Premises or a Permitted Part unless the underlease shall contain:

                  4.19.6.1 covenants by the underlessee (which the Tenant
                           hereby undertakes to enforce) as to prohibit the underlessee from doing or suffering any act or thing upon or in relation to the Demised Premises by the underlessee which will contravene any of the Tenant's obligations in this Lease

                  4.19.6.2 provision for review of the rent reserved by the
                           underlease (which the Tenant hereby undertakes to operate and enforce) corresponding both as to terms and dates with the provisions set out in the First Schedule hereto for revision of the rent hereby reserved

                  4.19.6.3 a condition for re-entry on breach of any covenant on the part of the underlessee

                  4.19.6.4 provisions reserving the same rights of entry for the Landlord against the underlessee as the Landlord has against the Tenant in this Lease

                  4.19.6.5 in the case of an underletting for a term of less than or equal to five years an agreement authorised by a Court Order excluding the effect of Sections 24-28 of the Landlord and Tenant Act 1954

                  4.19.6.6 covenants conditions and provisions as are necessary to ensure that the underlease is consistent with the terms of this Lease

                  4.19.6.7 a determination date not less than six months prior to the Termination Date of this Lease

         4.19.7   In relation to any underletting:

                  4.19.7.1 not to grant any underlease except in a form to be first approved in writing by the Landlord such approval not to be unreasonably withheld in the case of an underlease the terms of which comply with Clause 4.19.6 and which are consistent with the terms of this Lease

                  4.19.7.2 not to waive or vary any provisions of any such
                           underlease after it has been granted

                  4.19.7.3 not at any time during the Term to be a party or
                           privy to an agreement or arrangement for commutation in whole or in part of the rent reserved by any underlease in consideration of the payment of a lump sum or any other consideration

                  4.19.7.4 not upon a review of the rent reserved by any
                           underlease of the Demised Premises to agree the amount of any such reviewed rent without the prior written consent of the Landlord (such consent not to be unreasonably withheld)

         4.19.8 Not to underlet the Demised Premises without obtaining from the underlessee a covenant by deed with the Landlord that the underlessee will throughout the term granted by the underlease or if applicable until an assignment of the underlease which is not an excluded assignment as defined in
                  Section 11 of the Act:

                  4.19.8.1 not to do anything whereby the Tenant shall be in breach of the terms of this Lease

                  4.19.8.2 not assign part nor sublet or part with the
                           possession or occupation of the whole or part of the premises demised by the underlease

                  4.19.8.3 not assign the whole or part with possession or
                           occupation of the whole of the premises demised by the underlease except in a manner and on terms permitted by this Clause 4.19 nor without first obtaining the written consent of the Landlord under this Lease which consent shall subject to compliance with such requirements not be unreasonably withheld

         4.19.9 Upon making an application for any licence to assign or underlet the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require and shall pay the Landlord's reasonable legal expenses and surveyors' and management fees and expenses (including disbursements and stamp duty) on all Licences and the duplicate copies thereof resulting from such application including reasonable charges expenses fees and disbursements actually incurred in cases where consent is properly refused or the application is withdrawn

         4.19.10 Not to assign or underlet the whole nor to underlet a Permitted Part of the Demised Premises otherwise than in accordance with nor without in each and every case first complying with the foregoing provisions of this Clause 4.19 and subject thereto not without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld

         4.19.11 The Tenant may without obtaining any consent or approval of the Landlord share occupation of the Demised Premises or any part thereof with any company which is part of the same group of companies as defined in Section 42 of the Landlord and Tenant Act 1954 (as amended) Provided that :


                  4.19.11.1 any such arrangement shall be terminated by the
                            Tenant upon the said company ceasing to be a member of the same group as aforesaid

                  4.19.11.2 no such arrangement shall result in any
                            relationship of landlord and tenant between the Tenant and the said company 4.19.11.3 any rent or other payment received by the Landlord from the said company shall be deemed to have been paid by the said company as agent for the Tenant 4.19.11.4 the Tenant shall give notification in writing of any such arrangement to the Landlord within seven days of the said company going into occupation

4.20     NEW GUARANTOR

         Within 14 days of the death during the Term of any person who has guaranteed to the Landlord the payment to the Landlord of the said rents and the observance and performance of the covenants on the part of the Tenant herein contained or of such person entering into or suffering any of the arrangements or circumstances described in Clause
         6.1.4. or (if such guarantor is a company) entering into or suffering any of the arrangements or circumstances described in Clause 6.1.3 hereof then to give notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person acceptable to the Landlord to execute a guarantee in respect of the payment of the rents and the observance and performance of the covenants in the form set out in Clause 7 of this Lease

4.21     TO REMEDY BREACHES OF UNDERLESSEES

         In the event of any breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in these presents by any underlessee or other person holding the Demised Premises as underlessee of the Tenant forthwith upon discovering the same to take and institute at its own expense all necessary steps and proceedings to remedy such breach non-performance or non-observance

4.22     TO GIVE NOTICE

         Within one month after the execution of any assignment charge transfer or underlease or any transmission by reason of a death or otherwise affecting the Demised Premises or any part thereof or any derivatory interest therein or the ascertainment (whether by agreement or determination) of any reviewed amount of the rent payable under any underlease created in accordance with the terms of this Lease to produce to and leave with the Landlord or the solicitors for the time being of the Landlord a certified copy of the deed instrument or other document evidencing or effecting such dealing or transmission or reviewed rent and on each occasion to pay to the Landlord or such solicitors a registration fee equivalent to decimal point nought five per cent of the annual rent at that time payable hereunder plus VAT

4.23     PAYMENT OF FEES

         To pay to the Landlord all costs charges and expenses (including Solicitors' Counsels' and Surveyors' and other professional costs and fees and bailiffs' charges) including any VAT thereon incurred by the Landlord notwithstanding that the same may have been incurred or expended after the Termination Date:-

         4.23.1 In or in contemplation of any proceedings relating to the Demised Premises under Section 146 or 147 of the Law of Property Act 1925 or the preparation and service of notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section l46 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

         4.23.2 In the preparation and service of a schedule of want of repair or of dilapidations at any time during or after the Term and any negotiations ancillary or subsequent thereto

         4.23.3 In connection with the recovery of arrears of rent due from the Tenant

         4.23.4 In respect of any application for consent required by this Lease whether or not such consent be granted or the application be withdrawn

         4.23.5 In connection with or procuring the remedying of any breach of covenant on the part of the Tenant

         4.23.6 In connection with the valuing or obtaining of valuations of the Demised Premises for insurance purposes

4.24     TOWN AND COUNTRY PLANNING ACTS

         In relation to the Planning Acts

         4.24.1 At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all licences consents permissions and conditions (if any) already or hereafter to be granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the user thereof for any purpose

         4.24.2 During the Term so often as occasion shall require at the expense in all respects of the Tenant to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on the Demised Premises or the institution or continuance by the Tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts but so that the Tenant shall not make any application for planning permission without the prior written consent of the Landlord (which consent shall not be unreasonably withheld in respect of any matter for which the Landlord's consent is not to be unreasonably withheld under this Lease but which shall not be deemed to be unreasonably withheld if giving such consent would impose any financial liability on the Landlord)

         4.24.3 To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid

         4.24.4 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the consent of the Landlord is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission and building regulation consent therefor has been produced to the Landlord and acknowledged by it as satisfactory to it but so that the Landlord may refuse so to express satisfaction with any such planning permission or building regulation consent on the grounds that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord or the Surveyor would be or be likely to be prejudicial to the Landlord's interest in the Demised Premises whether during the Term or following the Termination Date

         4.24.5 Unless the Landlord shall otherwise in writing direct to carry out before the Termination Date any works stipulated to be carried out to the Demised Premises as a condition of any planning permission or building regulation consent which may have been granted during the Term whether or not the date by which the planning permission or building regulation consent required such works to be carried out falls within the Term

         4.24.6 If and when called upon so to do to produce to the Landlord and the Surveyor and as it may direct all such plans documents and other evidence as the Landlord may reasonably require to satisfy itself that the provisions of this covenant have been complied with in all respects

         4.24.7 In any case where the permission for any works upon or change of use of the Demised Premises granted by the Local Planning or other Authority to the Tenant is granted subject to conditions the Landlord shall be entitled as a condition of giving consent to the carrying out of the works or making the change of use to require the Tenant to provide security for the compliance with the conditions imposed as aforesaid and the works shall not be commenced or the change of use put into effect until such security shall have been provided to the satisfaction of the Landlord

         4.24.8 As soon as practicable to give to the Landlord notice of any order direction proposal or notice under the Planning Acts or relating to any of the matters referred to in this Sub-clause hereof which is served upon or received by or comes to the notice of the Tenant in connection with or relating to the Demised Premises and will produce to the Landlord if so required any such order direction proposal or notice as aforesaid as is in the possession of the Tenant and will not regarding such order direction proposal or notice as aforesaid take any action not approved by the Landlord

4.25     FIRE FIGHTING EQUIPMENT ETC

         4.25.1 To keep the Demised Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law or by any competent authority or by the Landlord's insurers or as shall be reasonably required by the Landlord and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord

         4.25.2 Not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Demised Premises in the case of fire or other emergency

         4.25.3 To take expeditiously all requisite steps to obtain any necessary fire certificate for the Demised Premises

4.26     BOARDS

         4.26.1 During the six months immediately preceding the determination of the Term to permit the Landlord or its agents to affix upon any part of the Demised Premises a notice as to the proposed re-letting or other disposal thereof

         4.26.2 At any time during the term to permit the Landlord or its agent to affix upon any part of the Demised Premises a notice as to the disposal of the freehold of the Demised Premises (subject to the same making it clear that the business of the occupier is not thereby affected)

         4.26.3 To permit intending tenants or purchasers at reasonable times of the day to view the Demised Premises

4.27     NOT TO ACCUMULATE RUBBISH

         Not to allow trade empties or rubbish of any description to accumulate on or outside the Demised Premises but to place all refuse or rubbish in proper receptacles therefor and not hang or place or to allow to be hung or placed any articles or other goods of any description outside the Demised Premises or the entrance door thereof whether on the forecourt or otherwise or from the windows of the Demised Premises nor expose outside or from the windows of the Demised Premises any clothes articles or other goods of any description

4.28     NOT TO OBSTRUCT WINDOWS

         Not to stop up or obstruct any windows or light belonging to the Demised Premises or to any other building belonging to the Landlord nor permit any new window light opening doorway path drain or other encroachment or easement to be made into against or upon the Demised Premises and to give notice to the Landlord of any such which shall be made or attempted and come to the Tenant's notice and at the request and cost of the Landlord to adopt such means and take such steps as may be reasonably required by the Landlord to prevent the same

4.29     EMERGENCY WARNING SYSTEMS

         To keep any emergency systems within the Demised Premises free from obstruction and ensure that any such system is visible at all times during trading hours to at least one senior employee of the Tenant and to ensure that all employees of the Tenant have detailed knowledge of the emergency procedure to operate in the event the emergency warning system is used which procedure will be contained in the regulations therefor issued from time to time by the Landlord

4.30     RATING SURVEYOR

         To advise the rating surveyors nominated by the Landlord from time to time of any negotiations with the local authority in connection with the rateable value of the Demised Premises and to consult with the said rating surveyors before agreeing or settling any rateable value

4.31     DEFECTIVE PREMISES ACT

         Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state of the Demised Premises which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective

         Premises Act 1972 and at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time display or require to be displayed at the Demised Premises in relation to such liability

4.32     REPAYMENT OF COSTS

         To pay to the Landlord on demand a due proportion (to be conclusively determined by the Surveyor save in the case of manifest error) of the cost (including any compensation for damage or disturbance and any surveyor's fees) incurred by the Landlord from time to time in respect of any of the following namely repairing cleansing or lighting (as shall in the opinion of the Landlord be appropriate) any roadways passageways paths staircases yards or other areas party walls fences or other structures or any other easements or services used or to be used in common by the occupier of the Demised Premises and the occupiers of any adjacent premises

4.33     TO INDEMNIFY LANDLORD

         To indemnify the Landlord in respect of all actions proceedings expenses costs claims and demands whatsoever arising in any way directly or indirectly out of:-

         4.33.1 Any use or occupation of the Demised Premises or the state and condition of the Demised Premises or the execution of any alterations or additions to the Demised Premises

         4.33.2 Any interference or alleged interference or obstruction of any right or alleged right of light air drainage or other right or alleged right now existing for the benefit of any adjoining or neighbouring property

         4.33.3 Any injury to or death of any person or damage to any property moveable or immovable

         4.33.4 The use or existence of any party fences or other boundary structures or any other easements or services used or to be used in common by the occupier of the Demised Premises and the occupiers of any adjacent premises

         4.33.5   The user of the Demised Premises

         4.33.6 Any relevant defect in or affecting the Demised Premises within the meaning of the Defective Premises Act 1972

         4.33.7 Any failure to perform or observe any of the covenants conditions provisions agreements or declarations herein contained and on the part of the Tenant to be observed and performed

         4.33.8 Any act neglect or default of the Tenant or any other occupier for the time being of the Demised Premises

4.34     TO OBSERVE COVENANTS

         To observe and perform the agreements covenants and stipulations contained or referred to in the documents referred to in the Second Schedule hereto and to keep the Landlord indemnified against all actions proceedings costs claims and demands in any way relating thereto

4.35     YIELDING UP

         4.35.1 Immediately prior to the Termination Date at the cost of the Tenant:-

                  4.35.1.1 to remove every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the Demised Premises and to remove all tenant's and trade fixtures and fittings furniture and effects from the Demised Premises

                  4.35.1.2 (unless released from compliance by written notice given by the Landlord) to remove and make good all alterations or additions made to the Demised Premises at any time during the Term and well and substantially to reinstate the Demised Premises to the condition in which the same were prior to the making of such alterations or additions in such manner as the Landlord shall direct and to its reasonable satisfaction

                  4.35.1.3 to make good to the reasonable satisfaction of the
                           Landlord all damage caused by any such removal or reinstatement


         4.35.2 At the Termination Date quietly to yield up to the Landlord the Demised Premises in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained including for the avoidance of doubt the covenant contained in Clause 4.35.1 above together with all Landlord's fixtures fittings improvements and additions which now are or may at any time hereafter be in or about the Demised Premises (but excepting the Tenant's fixtures and fittings) Provided that if at the Termination Date the Demised Premises shall not be in such good and substantial repair and condition then whether the works necessary to put the Demised Premises into such repair and condition are carried out by the Tenant or at the entire cost of the Tenant by the Landlord there shall in addition be paid to the Landlord by the Tenant by way of liquidated damages a sum equivalent to the loss of rent suffered by the Landlord in respect of the period that it would take the Landlord to carry out all such necessary works such sum to be paid within seven days of the Landlord informing the Tenant that all such works have been so completed

4.36     VAT

         4.36.1 To pay all VAT at the rate for the time being in force payable upon any sums due from the Tenant pursuant to the terms of these presents or as the case may be to repay to the Landlord all such VAT borne by the Landlord in respect of such sums

         4.36.2 All sums reserved under the terms of this Lease or otherwise payable to the Landlord under the terms of this Lease (whether by way of rent interest service charge fee indemnity reimbursement or otherwise howsoever) are exclusive of VAT so that the amount of each sum so reserved or payable shall be increased by the amount of any VAT applicable in respect thereof and if any other VAT shall be chargeable on supplies by the Landlord to the Tenant (including any supplies other than for consideration in money paid to the Landlord) or shall be chargeable on any other supplies made or consideration given under the terms of this Lease then the Tenant shall also pay to the Landlord the amount of VAT so chargeable

         4.36.3 Where for the purposes of this Lease it is necessary to calculate or estimate the cost or value of any building structure work item act service or any other matter of whatsoever nature there shall be calculated or estimated such cost or value together with any VAT which will or may be chargeable or payable in respect of such cost or value

         4.36.4 For the avoidance of doubt the provisions of this clause shall apply whether or not the Landlord or any other person has exercised or has failed to exercise any election or other discretion for VAT to be chargeable

4.37     PAYMENT OF COSTS

         To pay to the Landlord the costs and expenses of and incidental to the preparation and execution in duplicate of a suitable memorandum of rent review to be attached to the Lease and Counterpart upon each occasion when the rent is reviewed under the provisions of the Third Schedule hereto

4.38     INTEREST ON UNPAID AND OTHER MONEYS

         If any rents or other amounts payable by the Tenant under this Lease shall not be paid to the Landlord within 14 days of the due date the Tenant shall pay to the Landlord with any such sums (but without prejudice to any other rights or remedies of the Landlord) interest thereon at the Prescribed Rate calculated on a day-to-day basis from the date on which the same became due and payable down to the date of payment by the Tenant

4.39     CONSTRUCTION (DESIGN & MANAGEMENT) REGULATIONS 1994

         4.39.1 For the purposes of this Clause 4.39 reference to "the CDM Regulations" shall mean the Construction (Design & Management) Regulations 1994 or any regulations from time to time amending supplementing or replacing the same and the expression "relevant project" shall mean any works of construction to which the CDM Regulations apply

         4.39.2 In respect of the Demised Premises the Tenant shall at all times observe and comply with (or procure the observance of and compliance with) the CDM Regulations and shall indemnify and keep indemnified the Landlord against any loss or liability incurred by the Landlord as a result of the failure by the Tenant to observe or comply with the CDM Regulations and in particular shall maintain in a complete and up-to-date form any Health & Safety file for the Demised Premises (whether existing at the date of this Lease or created subsequently) and upon reasonable request from the Landlord and at reasonable intervals to make available to the Landlord a full copy of the Health & Safety file for the Demised Premises and at the end (or sooner determination) of the Term to hand over the said file in a complete and up to date form

         4.39.3 Before commencing any relevant project the Tenant shall produce to the Landlord satisfactory evidence of:-

                  4.39.3.1 The appointment of a planning supervisor for the
                           relevant project

                  4.39.3.2 Notification of the project to the Health & Safety
                           Executive

                  4.39.3.3 The preparation of a Health and Safety plan
                           (providing to the Landlord a copy thereof)

         4.39.4 To comply with such requirements as the Landlord may reasonably impose in connection with any application for consent to works of alteration for the purpose of ensuring compliance with the CDM Regulations and for keeping the Landlord fully informed of the contents of the Health & Safety file for the Demised Premises and any relevant project

5        LANDLORD'S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows:-

5.1      QUIET ENJOYMENT

         That the Tenant paying the rents hereinbefore reserved on the days and in the manner hereinbefore appointed for payment thereof and observing and performing the covenants and conditions hereinbefore contained on the Tenant's part to be observed and performed shall and may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

5.2      INSURANCE

         5.2.1 At all times to pay to the Landlord's insurers the premiums for keeping the Demised Premises (including all fixtures therein but not tenant's trade fixtures) insured against loss or damage by the Insured Risks (so long as the same are insurable on normal terms on the London insurance market) subject to such limitations or exclusions or excesses as the insurers may impose in some insurance office of repute or with underwriters and through such agency as the Landlord shall from time to time decide in such sums as shall in the Landlord's opinion represent the full reinstatement value thereof including Architects and Surveyors and other professional fees and incidental expenses and against loss of rent

         5.2.2 Within 14 days of demand and not more frequently than once a year to produce or procure the production to the Tenant of evidence of such insurance and of the payment of the last premium therefor

         5.2.3 As often as the Demised Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation then unless payment of the insurance moneys shall be withheld in whole or in part by reason solely or in part of any act or default of the Tenant its agents servants or licensees and subject to the Landlord being able to obtain any necessary planning consents and all other necessary licences approvals and consents as soon as possible to lay out the net proceeds of such insurance (other than sums receivable in respect of loss of rent) in rebuilding repairing and reinstating the Demised Premises (but not in any case so as to provide accommodation identical in design and layout if it would not be reasonably practicable to do so) Provided that in so doing the Landlord may use materials of a different quality type or specification as the Landlord reasonably deems desirable or necessary

         5.2.4    If either:

                  5.2.4.1 the Landlord having used all reasonable endeavours to do so is unable to obtain all necessary planning consents and other licences approvals and consents necessary for such rebuilding repairing or reinstatement or

                  5.2.4.2 such rebuilding repairing or reinstatement is frustrated for any other reason the Landlord shall be under no obligation to rebuild repair or reinstate the Demised Premises and shall be entitled to retain for its own benefit all insurance monies received or receivable


6        PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

6.1      RE-ENTRY

         Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord in any of the following events the Landlord or any person or persons duly authorised by the Landlord may at any time re-enter the Demised Premises or any part thereof in the name of the whole and repossess and enjoy the same as if this Lease had not been made and thereupon this demise shall absolutely cease and determine but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant herein contained:-

         6.1.1 if the rents hereby reserved or any part thereof shall remain unpaid for 21 days after becoming payable (whether formally demanded or not)

         6.1.2 if any covenant or obligation on the part of the Tenant herein contained shall not be performed or observed

         6.1.3    if the Tenant or any Surety being a company:-

                  6.1.3.1 makes a scheme of arrangement or a voluntary arrangement or compounds or enters into a composition or arrangement with its creditors

                  6.1.3.2 has a petition presented for the appointment of an administrator or an administrator is appointed


                  6.1.3.3 has a receiver or manager or administrative receiver appointed over all or any part of its assets

                  6.1.3.4 has a resolution passed for its voluntary winding-up (save for the purpose of amalgamation or reconstruction with the prior consent of the Landlord) or enters into voluntary liquidation

                  6.1.3.5 has a petition presented for its winding-up or a winding-up order is made

                  6.1.3.6 is removed for any reason from the Register of Companies

         6.1.4 if the Tenant or any Surety being an individual (or if individuals any one of them):-

                  6.1.4.1  enters into a deed of arrangement with his creditors

                  6.1.4.2 makes or has an application made for an interim order in connection with a proposal to creditors for a voluntary arrangement

                  6.1.4.3 makes any assignment for the benefit of or enters into any arrangement voluntary or otherwise with his creditors either by composition or otherwise

                  6.1.4.4 has a petition presented for his bankruptcy or is made bankrupt

         6.1.5 if any distress or process of execution shall be levied at the Demised Premises

6.2      REMEDIES

         If the Tenant shall make default in making payment to the Landlord of rent or any moneys payable by the Tenant to the Landlord pursuant to any of the Tenant's covenants hereinbefore contained on the due date the amount owing may be recovered by the Landlord by action or distress as if the same formed part of the rent payable hereunder or as liquidated damages and such moneys shall bear interest as hereinbefore provided

6.3      SERVICE OF NOTICES

         6.3.1 Any demand or notice requiring to be made given to or served on the Tenant or the Surety hereunder shall be duly and validly made given or served if sent by the Landlord or its Agents through the first class post by pre-paid letter addressed to the Tenant or the Surety respectively (and if there shall be more than one of them then any of them) at its registered office or its last known address or at the Demised Premises

         6.3.2 Any notices required to be given to the Landlord shall be well and sufficiently given if sent through the first class post by pre-paid letter addressed to the Landlord at its registered office or (if the Landlord is an individual) the Landlord's last known address

         6.3.3 Any demand or notice sent by post as aforesaid shall be conclusively treated as having been made given or served forty-eight hours after posting

6.4      PLANNING RESTRICTIONS

         Nothing herein shall render the Landlord or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance and observance of such covenants conditions and provisions or any one or more of them shall hereafter become impossible or illegal under or by virtue of the provisions of the Planning Acts but subject as aforesaid the Term and the rents payable to the Landlord in respect thereof shall not determine by reason only of any change modification or restriction of use of the Demised Premises or obligations or requirements hereafter to be made or imposed under or by virtue of the Planning Acts

6.5      TENANT'S ACKNOWLEDGEMENT

         Nothing in this Lease contained shall imply or warrant that the Demised Premises may in accordance with the Planning Acts be used for the purpose herein authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts

6.6      EXCLUSION OF COMPENSATION

         Notwithstanding anything herein contained or consequent hereto and in derogation thereof the Landlord and all persons authorised by it shall have power without obtaining any consent from or making any compensation to the Tenant to deal as it or they may think fit with any of the lands buildings or parts of buildings and hereditaments adjacent adjoining or near to the Demised Premises or any part thereof and to erect or suffer to be erected thereon or on any part thereof any building whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which it or they may think fit or desire to do to such lands or buildings or any part or parts thereof and without prejudice to the generality of the foregoing whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Tenant or the tenants or occupiers of the Demised Premises

6.7      DISPUTES

         Any dispute arising between the Tenant and any owner or occupier of adjacent or nearby premises (other than the Landlord) as to any right or privilege or any party or other wall or otherwise shall be determined on behalf of the Tenant by the Surveyor whose decision shall bind the Tenant and whose fees shall be payable as he may direct

6.8      CESSER OF RENT

         In case the Demised Premises or any part thereof shall at any time during the Term be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use and payment of the insurance monies shall not have been refused in whole or in part by reason solely or in part of some act or default of the Tenant its servants agents or licensees the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of the damage or destruction until the Demised Premises shall be again rendered fit for occupation and use or until the expiration of the period of loss of rent insured by the Landlord from the date whichever shall be the earlier and any dispute regarding the said cesser of rent shall be referred to the award of a single Arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1996 or any statutory modification thereof for the time being in force Provided always that under no circumstances shall the amount of rent which ceases to be payable hereunder exceed the amount received by the Landlord in respect of loss of rent under the policy referred to in Clause 5.2 hereunder

6.9      WAIVER

         The demand for and/or the acceptance of rent by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any of the covenants on the part of the Tenant herein contained or of the Landlord's rights of forfeiture or re-entry in respect thereof but any such breach shall be deemed to be a continuing breach of covenant and neither the Tenant nor any person deriving title under or through the Tenant shall be entitled to set up any such demand or acceptance as a defence in any action or proceedings by the Landlord

6.10     NO LIABILITY IN DAMAGES

         The Landlord shall not in any circumstances incur any liability in respect of damage to person or property or otherwise howsoever by reason of any act neglect default or misfeasance of the Landlord its servants employees agents or independent contractors or by reason of any accidental damage which may at any time be done to the Demised Premises or to any of the goods persons or property of the Tenant or any other person caused by any act or default of any other tenant of the Landlord of any adjoining or neighbouring premises or of any servant employee or contractor as aforesaid in breach or neglect of his or her duty

6.11     EXCLUSION OF RIGHTS NOT GRANTED

         Nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege other than those expressly hereby granted

6.12     TENANT'S POSSESSIONS

         6.12.1 If after the Tenant has vacated the Demised Premises at the determination of the Term any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within seven days after being given notice to do so by the Landlord then the Landlord shall be entitled as agent of the Tenant to sell such property and shall hold the proceeds of such sale (after deducting the costs and expenses of removal storage and sale reasonably and properly incurred in connection therewith and after deduction of any arrears of rent or other sums payable to the Landlord hereunder) to the order of the Tenant

         6.12.2 The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property (having been in or on the Demised Premises as aforesaid) shall have been sold by the Landlord in the mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with under Clause 6.12.1 hereof


6.13     STATUTORY COMPENSATION

         Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Demised Premises or any part thereof any compensation under the Landlord and Tenant Act 1954

6.14     ENFORCEMENT OF LANDLORD'S COVENANTS

         The covenants conditions and obligations on the part of the Landlord which are contained or implied in this Lease shall be binding on the owner of the reversion expectant on the termination of the Term but shall not be enforceable against any person who has owned such reversion after it shall have parted with all interest therein

6.15     DETERMINATION BY TENANT

         If following the agreement or determination of "the new rent" (as defined in paragraph 3 of the First Schedule to this Lease) payable on and after the Second Rent Review Date the Tenant shall desire to determine this Lease and if the Tenant shall give to the Landlord within 14 days of such agreement or notification of such determination of "the new rent" six months notice in writing operating as a notice to quit within Section 24 of the Landlord and Tenant Act 1954 and if the Tenant shall pay all the rents and perform and observe all the Tenant's covenants hereinbefore reserved and contained in all material respects up to such determination then on the expiration of the six months' notice the term hereby granted shall cease but without prejudice to the rights and remedies of the Landlord for any arrears of rent or any breach of the Tenant's covenants or the conditions herein contained

7        COVENANTS BY SURETY

7.1      The provisions of this Clause shall apply where:-

         7.1.1    a surety is a party to this Lease

         7.1.2 in accordance with the requirements of Clause 4.19 a surety is a party to a Licence to Assign this Lease or to grant an Underlease out of it

7.2 The Surety as primary obligor and not as guarantor covenants with the Landlord:-

         7.2.1 during the Term or if applicable until completion of an assignment of this Lease which is not an excluded assignment as defined in Section 11 of the Act the Tenant shall pay the rent when due and perform the covenants and other terms of this Lease

         7.2.2 in case of default by the Tenant to pay on demand the rents and so far as required by the Landlord to observe and perform the covenants and other terms of this Lease

         7.2.3 where the Tenant has assigned the Lease and has entered into an authorised guarantee agreement with the Landlord under
                  Section 16 of the Act the Tenant shall pay all sums due and comply with its obligations arising under the authorised guarantee agreement and the Surety indemnifies the Landlord against all losses damages costs and expenses suffered or incurred by the Landlord as result of any default by the Tenant

7.3 The liability of the Surety under this Clause 7 shall not be effected in any way by:-

         7.3.1 any neglect of forbearance of the Landlord in enforcing payment of any rent or the observance or performance of the covenants and provisions of the Lease

         7.3.2    any time or indulgence given to the Tenant by the Landlord

         7.3.3 any time or indulgence given to or the release of any person who is a guarantor or who is otherwise liable for the performance of the Tenant's obligations under this Lease

         7.3.4 any refusal by the Landlord to accept rent from the Tenant following a breach of covenant by the Tenant

         7.3.5 any agreement with the Tenant or any licence or consent granted to the Tenant or any variation in terms of the Lease

         7.3.6 any assignment of the Lease except to the extent the Tenant is released by statute

         7.3.7 the death of the Tenant (if an individual) or the dissolution of the Tenant (if a company)

         7.3.8 a surrender of part of the Demised Premises except that the Surety shall have no liability in relation to the surrendered part in respect of any period following the date of surrender

         7.3.9 the Tenant or any other person who is a guarantor ceasing to exist or any legal limitation or incapacity relating to them

         7.3.10 any other matter or thing whereby but for this provision the Surety would have been released

7.4 The Surety undertakes to the Landlord not (without the prior consent of the Landlord) to make a claim on the Tenant under any right of subrogation or indemnity or to take any security from the Tenant and where any such security is taken from the Tenant and enforced by the Surety to hold the proceeds of such enforcement on trust for the Landlord

7.5 If this Lease shall be disclaimed or shall be forfeited by the Landlord the Surety will if the Landlord shall by notice in writing within six months after such disclaimer or forfeiture so require take from the Landlord a lease of the Demised Premises for a term equal to the residue of the Term at the time of such disclaimer or forfeiture at the same rent as was payable immediately prior to such disclaimer subject to the same covenants and conditions (including as to rent review) as in this Lease but without requiring any other person to act as Surety such new lease to take effect from the date of disclaimer or forfeiture and to be granted at the cost of the Surety who shall execute and deliver to the Landlord a counterpart of it

7.6 If this Lease is disclaimed or forfeited or otherwise ceases to have effect and for any reason the Landlord does not require the Surety to accept a new lease pursuant to Clause 7.5 the surety shall pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use or occupation of the Demised Premises and the rents (if higher) which would have been payable had this Lease not been disclaimed or forfeited for the period commencing with the date of disclaimer or forfeiture and ending on the date twelve months after the date of disclaimer or forfeiture and the Landlord's certificate of the amount or amounts due under this sub-clause shall in the absence of manifest error be final and binding on the Surety

7.7 The Surety's covenants under this Clause 7 shall be for the benefit of the person in whom the reversion immediately expectant on this Lease is vested without the need for any express assignment

7.8 References in this Clause 7 to the Tenant shall include references to the Tenant's assigns under excluded assignments as defined in Section 11 of the Act but shall not include any other assigns.

IN WITNESS whereof this Deed has been duly executed by the parties the day and year first before written

                      THE FIRST SCHEDULE ABOVE REFERRED TO
                          (PROVISIONS FOR RENT REVIEW)


1 In this Schedule the following expression shall have the following meanings:-

1.1 "the Rent Review Dates" shall mean the date or dates specified in the Particulars

1.2 "the open market rent" shall mean the yearly rent which would reasonably be expected to become payable in respect of the Demised Premises in the open market upon a letting of the Demised Premises

         1.2.1 by a willing landlord to a willing tenant 1.2.2 without taking a fine or premium

         1.2.3 after the tenant has received the benefit of any other concession or inducement whatsoever that it might then be the practice for a landlord to allow or give to a tenant in the open market

         1.2.4 either as a whole or by separate lettings whichever shall produce the higher rent

         1.2.5    with vacant possession

         1.2.6 for a term equal to the residue of the Term or 10 years whichever shall be the longer commencing in either event on the Relevant Rent Review Date (as hereinafter defined) and with the rent review dates occurring on every fifth anniversary of the commencement of the term of the hypothetical lease

         1.2.7 upon the terms and conditions (save as to the rent first hereinbefore reserved but including like provisions for the review of rent) as are herein contained and

         1.2.8 making the assumptions referred to in Paragraph 1.3 and disregarding the matters referred to in Paragraph 1.4 of this Schedule

1.3 The assumptions (if not facts) to be made for the purposes of Paragraph 1.2 of this Schedule are as follows:-

         1.3.1 that all the Landlord's and the Tenant's covenants shall have been fully complied with

         1.3.2 that the Demised Premises are fit and available for immediate occupation and use and may be lawfully used for any of the users referred to in Paragraph 1.3.3

         1.3.3 that this Lease permitted the Demised Premises to be used for whichever of the following as would command the higher rental value at the Relevant Rent Review Date namely:

                  1.3.3.1  the user hereby permitted and

                  1.3.3.2 any user within Use Classes B1 of the Town and Country Planning (Use Classes) Order 1987 (as enacted at the date hereof)

         1.3.4 that if the Demised Premises have been destroyed or damaged they have been fully restored and

1.4 The matters to be disregarded for the purposes of Paragraph 1.2 of this Schedule are as follows:-

         1.4.1 any effect on rent of the fact that the Tenant or an undertenant may have been in occupation of the Demised Premises

         1.4.2 any goodwill attached to the Demised Premises by reason of any trade or business carried on therein by the Tenant or any undertenant

         1.4.3 any effect on rent of any improvement carried out on or after the date of this Lease by the Tenant or any undertenant at its own expense within 21 years of the Relevant Rent Review Date with the Landlord's written consent otherwise than in pursuance of an obligation to the Landlord or its predecessors in title and only to the extent that the Landlord or its predecessors in title have made no contribution either by direct payment or by rent abatement

         1.4.4 any diminishing effect on rent of any alterations or internal partitioning of or other works to the Demised Premises carried out by the Tenant or any undertenant during the Term or during any period of occupation prior to the date of this Lease

         1.4.5 any diminishing effect on rent of any statutory restriction or regulation of the amount of rent obtainable for the Demised Premises or any part thereof

         1.4.6 any effect on rent of the matters set out or referred to in the Fourth Schedule to this Lease

         1.4.7 all trade fixtures and fittings affixed to the Demised Premises either by the Tenant or any undertenant and

         1.4.8 the fact that any VAT is payable in respect of the rents hereby reserved and the amount of any such VAT

2        On and after each one of the Rent Review Dates the rent first hereinbefore reserved shall be whichever is the higher of:-

2.1 the yearly rent operative immediately before that one of the Rent Review Dates (herein referred to as "the Relevant Rent Review Date") and

2.2      the open market rent of the Demised Premises on the Relevant Rent
         Review Date

3        If the Landlord and the Tenant shall be able to agree on the amount of rent reserved pursuant to Paragraph 2 (hereinafter called "the new rent") such agreement shall be recorded in a memorandum to be endorsed on or attached to this Lease and signed by both parties (but that memorandum shall be regarded as evidential only and its absence shall not affect the liability of the Tenant to pay the new rent)

4.1 If three months before the Relevant Rent Review Date the Landlord and the Tenant shall not have agreed on the new rent to commence on the Relevant Rent Review Date the Landlord may at any time thereafter (but before the Rent Review Date next following the Relevant Rent Review
         Date) require an independent surveyor (hereinafter called "the Independent Surveyor") to determine the open market rent

4.2 If six months after the Relevant Rent Review Date the Landlord and the Tenant shall not have agreed on the new rent and the Landlord shall not have required the Independent Surveyor to determine the open market rent under Paragraph 4.1 of this Schedule then the Tenant may at any time thereafter require the Independent Surveyor to determine the open market rent

5        The Independent Surveyor (who shall be a Chartered Surveyor qualified for at least ten years having substantial recent experience in valuing property in the same area and of a like kind and character to the Demised Premises) may be agreed upon by the Landlord and the Tenant and in default of such agreement shall be appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant If the said President shall for any reason not be available or be unable to make such appointment at the time of the application therefor then the appointment may be made by the Vice-President or next senior officer of the said Institution then available and able to make such appointment or if no such officer of the said Institution shall be so available and able by such officer of such professional body of surveyors as the Landlord shall designate (and any reference hereafter to the said President shall be deemed to include a reference to such Vice-President or other officer)

6.1 Notice in writing of his appointment shall be given by the Independent Surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if desired by a statement of reasons

6.2 The Independent Surveyor shall act as an arbitrator unless the Landlord shall in its absolute discretion require him to act as an expert

6.3 The Independent Surveyor shall give notice in writing of his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord may determine

6.4 If the Independent Surveyor comes to the conclusion that the open market rent of the Demised Premises on the Relevant Rent Review Date is or was less than the yearly rent operative immediately before the Relevant Rent Review Date (hereinafter called "the current rent") the new rent shall be the current rent and the decision of the Independent Surveyor shall so state

6.5 If the Independent Surveyor acts as an arbitrator the arbitration shall be conducted in accordance with the Arbitration Acts 1996

6.6      If the Independent Surveyor acts as an expert

         6.6.1 his fees and expenses including the cost of his nomination shall follow his determination but the Landlord and the Tenant shall otherwise bear their own costs and

         6.6.2 the Independent Surveyor shall afford the Landlord and the Tenant an opportunity to make representations to him

6.7 If either the Landlord or the Tenant shall fail to pay costs or fees and expenses awarded against it by the Independent Surveyor under the provisions hereof within 21 days of the same being demanded by the Independent Surveyor then the other party shall be entitled to pay the same and the amount so paid shall be repaid on demand by the party chargeable

7        If the Independent Surveyor shall fail to determine the open market rent and give notice thereof within the time and in the manner hereinbefore provided or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder the Landlord may apply to the said President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary


8        In the event that by the Relevant Rent Review Date the Landlord and the Tenant shall not have reached agreement as provided for in paragraph 3 and the Independent Surveyor shall not have given the notice provided for in paragraph 6.3 of this Schedule then the Tenant shall continue to pay rent at the rate of the current rent on each day appointed by this Lease for payment of rent until such agreement shall be reached or the said notice shall be given to him whichever shall first occur Within 14 days after such agreement shall have been reached or the said notice shall have been given to him (as the case may be) the Tenant shall pay to the Landlord as arrears of rent an amount equal to the difference between the new rent and the rent actually paid for the period commencing on the Relevant Rent Review Date together with interest thereon in this context only calculated at the rate of Two per cent below the Prescribed Rate for the period commencing on the Relevant Rent Review Date to the date of payment if such payment is made within such period of 14 days and if payment is not made within such period of 14 days calculated at the Prescribed Rate for the period commencing on the Relevant Review Date to the date of payment of the said amount

9        If on any one of the Rent Review Dates there shall be in force any enactment which shall relate to the control of rents and which shall restrict interfere with or affect the Landlord's right to revise the rent first hereinbefore reserved in accordance with the terms hereof or to receive the new rent then the Landlord shall be entitled following each removal or modification of such enactment to serve notice (hereinafter called "an interim notice") upon the Tenant and from and after the date of service of such interim notice until the next Rent Review Date or the service of the next interim notice (whichever shall first occur) the rent first hereinbefore reserved shall be increased to whichever is higher of the open market rent at the date of service of the interim notice or the rent payable immediately prior thereto and the provisions of this Schedule shall apply accordingly with the substitution of the said date of service for the Relevant Rent Review Date

10       Time shall not be of the essence in respect of any period of time referred to in this Schedule

                     THE SECOND SCHEDULE ABOVE REFERRED TO
                    (MATTERS TO WHICH THE DEMISE IS SUBJECT)

1        The Property and Charges Register of Title Number SY331943 as
disclosed by Office Copies dated 28th April 1999


2        Agreement under Section 106 of the Town and Country Planning Act 1990 dated the 28th April 1995 and made between Runnymede Borough Council of the one part and Richard Cook Limited of the other part

3        Agreement under Section 115 of the Highways Act 1980 dated the 18th
January 1996 and made between Runnymede Borough Council of the one part and Richard Cook Limited of the other part

4        Agreement under Section 142 of the Highways Act 1980 dated the 18th
January 1996 and made between Runnymede Borough Council of the one part and Richard Cook Limited of the other part


                              THE THIRD SCHEDULE
                       (Authorised Guarantee Agreement)

1 The Tenant as primary obligor and not as guarantor covenants with the Landlord:-

1.1 During the Term or if applicable until completion of an assignment of the Lease which is not an excluded assignment as defined in Section 11 of the Act the Tenant shall pay the rent when due and perform the covenants and other terms of the Lease

1.2 In case of default by the Assignee to pay on demand the Rents and so far as required by the Landlord to observe and perform the covenants and other terms of the Lease

And the Tenant indemnifies the Landlord against all losses damages costs and expenses suffered or incurred by the Landlord as a result of any default by the Assignee

1.3 The liability of the Tenant under this Schedule shall not be effected in any way by:-

         1.3.1 any neglect or forbearance of the Landlord in enforcing payment of any rent or the observance or performance of the covenants and provisions of the Lease

         1.3.2    any time or indulgence given to the Assignee by the Landlord

         1.3.3 any time or indulgence given to or the release of any person who is a guarantor or who is otherwise liable for the performance of the tenant's obligations under the Lease

         1.3.4 any refusal by the Landlord to accept rent from the Assignee or his successors following a breach of covenant by the Assignee

         1.3.5 any licence or consent granted to the Assignee pursuant to the terms of the Lease

         1.3.6 any assignment of the Lease except to the extent the Assignee is released by statute

         1.3.7 the death of the Assignee (if an individual) or the dissolution of the Assignee (if a company)

         1.3.8 a surrender of part of the Demised Premises except that the Tenant shall have no liability in relation to the surrendered part in respect of any period following the date of surrender

         1.3.9 the Assignee or any other person who is a guarantor ceasing to exist or any legal limitation or incapacity relating to them

         1.3.10 any other matter or thing whereby but for this provision the Tenant would have been released

1.4 The Tenant undertakes to the Landlord not (without the prior consent of the Landlord) to make a claim on the Assignee under any right of subrogation or indemnity or to take any security from the Assignee and where any such security is taken from the Assignee and enforced by the Surety to hold the proceeds of such enforcement on trust for the Landlord

1.5 If the Lease shall be disclaimed the Tenant will if the Landlord shall by notice in writing six months after such disclaimer so require take from the Landlord a lease of the Demised Premises for a term equal to the residue of the term at the time of such disclaimer at the same rent as was payable immediately prior to such disclaimer subject to the same covenants and conditions (including as to rent review) as in this Lease but without requiring any other person to act as surety such new lease to take effect from the date of disclaimer and to be granted at the cost of the Tenant who shall execute and deliver to the Landlord and counterpart of it


SIGNED as a DEED by MELITA HOUSE
INCORPORATED acting by its [attorney]
in the presence of:-


                                            Attorney

Witness Signature

Witness Name

Witness Address






EXECUTED as a DEED of MELITA EUROPE
LIMITED acting by                   (director)
and                        (director/secretary)


                                                                       Director



                                                                      Secretary